As filed with the Securities and Exchange Commission on March 28, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Required
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Amarin Corporation plc

First Floor, Block 3, The Oval

Shelbourne Road, Ballsbridge

Dublin 4, Ireland

+353 1 6699 020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Thero

President

Amarin Corporation plc

c/o Amarin Pharma, Inc.

Mystic Packer Building

12 Roosevelt Avenue

Mystic, CT 06355

Telephone: (860) 572-4979

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael H. Bison, Esq.

Arthur R. McGivern, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Telephone: (617) 570-1000

Facsimile: (617) 523-1231

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Ordinary Shares, par value £0.50 per share (4)
Preference Shares, par value £0.05 per share (5)
Senior Debt Securities
Subordinated Debt Securities
Warrants (6)
Total

(1)	Not applicable pursuant to Form S-3 General Instruction II.E.
(2)	These offered securities may be sold separately or together as units. Such indeterminate number or amount of ordinary shares (the “Ordinary Shares”), preference shares (the “Preference Shares”), or senior or subordinated debt securities (the “Debt Securities”) as may from time to time be (i) issued at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies, or units of two or more foreign currencies or composite currencies (such as euros), or (ii) issued upon conversion or exercise of, or exchange for, an offered security (including any securities issuable upon share splits and similar transactions). Includes offered securities that may be purchased by underwriters to cover over-allotments, if any.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.
(4)	The Ordinary Shares may be represented by American Depositary Shares (“ADSs”), each of which currently represents one Ordinary Share. A separate Registration Statement on Form F-6 has been or will be filed for the registration of ADSs issuable upon deposit of the Ordinary Shares.
(5)	The Preference Shares may be represented by ADSs. A separate Registration Statement on Form F-6 will be filed for the registration of ADSs issuable upon deposit of the Preference Shares.
(6)	There are being registered hereby such indeterminate number of Warrants as may be issued at indeterminate prices. Such Warrants may be issued together with any of the other securities registered hereby. Warrants may be exercised to purchase any of the other securities registered hereby or to purchase securities of an entity unaffiliated with any of the registrants or other rights, including the right to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices or any combination of the foregoing. Includes Warrants that may be purchased by underwriters to cover over-allotments, if any.

PROSPECTUS

Ordinary Shares

Ordinary Shares, in the form of American Depositary Shares

Preference Shares

Preference Shares, in the form of American Depositary Shares

Debt Securities

Warrants

We or our selling security holders may offer and sell from time to time an indeterminate number of our: ordinary shares, each of which may be represented by one American Depositary Share; preference shares, each of which may be represented by one American Depositary Share; senior or subordinated debt securities; warrants to purchase any securities that may be sold under this prospectus; and any combination of these securities, individually or as units. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities and the identity of any selling security holders. We will not receive any of the proceeds from the sale of securities by the selling security holders.

We or our selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. We or our selling security holders may sell the securities directly to you, through agents, or through underwriters and dealers. If we or our selling security holders use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Our American Depositary Shares representing ordinary shares are traded on the NASDAQ Capital Market under the symbol “AMRN”. If we decide to list any of these other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin. On March 25, 2011, the closing price of our American Depositary Shares on the NASDAQ Capital Market was $7.43 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2011.

PROSPECTUS SUMMARY

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we or our selling security holders may offer the securities described in this prospectus from time to time at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we or our selling security holders may offer. Each time we or our selling security holders offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations not otherwise described herein.

Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. As of the date of filing this registration statement, we have no specific plans for selling the securities registered hereunder.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus, including the information incorporated by reference into this prospectus, and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We or our selling security holders may sell the securities directly to or through underwriters, dealers or agents. We or our selling security holders, and our or their underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or our selling security holders do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us or our selling security holders.

About Amarin Corporation plc

We are a clinical-stage biopharmaceutical company focused on developing improved treatments for cardiovascular disease. We are currently focusing our efforts on AMR101, a prescription-grade omega-3 fatty acid, comprising not less than 96% ultra pure icosapent ethyl (ethyl-EPA). Icosapent ethyl is the ethyl ester of the essential omega-3 fatty acid “eicosapentaenoic acid” (EPA). In November 2010 we reported top-line results from the MARINE trial, the first of our two planned Phase 3 clinical trials of AMR101. In the MARINE trial, AMR101 was investigated as a treatment for very high triglycerides (≥500 mg/dL). AMR101 is presently being investigated in a second Phase 3 clinical trial, the ANCHOR trial, for the treatment of patients with high triglycerides (≥200 and <500mg/dL) who are also receiving statin therapy. Elevated triglyceride levels have been associated with the increased risk of developing cardiac disease as well as being a component of certain other metabolic disorders, such as diabetes and obesity.

The MARINE trial was conducted under a Special Protocol Assessment, or SPA, with the U.S. Food and Drug Administration, or FDA. The ANCHOR trial is currently being conducted under a separate SPA. An SPA is an evaluation by the FDA of a protocol with the goal of reaching an agreement that the Phase III trial protocol design, clinical endpoints, and statistical analyses are acceptable to support regulatory approval. The FDA agreed that, based on the information we submitted to the agency, the design and planned analysis of the MARINE and ANCHOR trials adequately address the objectives necessary to support a regulatory submission. An SPA is generally binding upon the FDA unless a substantial scientific issue essential to determining safety or efficacy is identified after the testing begins.

The MARINE trial was a multi-center, placebo-controlled, randomized, double-blind, 12-week pivotal study to evaluate the efficacy and safety of 2 grams and 4 grams of AMR101 in 229 patients with fasting triglyceride levels ≥500 mg/dL. Patients with this level of triglycerides are characterized as having very high triglyceride levels as outlined in the National Cholesterol Education Program (NCEP) Expert Panel (Adult Treatment Panel III, 2002), or the NCEP Guidelines. The primary endpoint in the trial was the percentage change in triglyceride level from baseline compared to placebo after 12 weeks of treatment. Reported top-line results of this trial included announcement that AMR101 met the primary endpoint at both the 4 gram and 2 gram doses. In addition to achieving the primary endpoint of the trial, no statistically significant increase in low-density lipoprotein cholesterol, or LDL-C, was observed in this trial at either dose. Additionally, we observed in the trial a safety profile for AMR101 similar to placebo.

The ANCHOR trial is a multi-center, placebo-controlled, randomized, double-blind, 12-week pivotal study to evaluate the efficacy and safety of 2 grams and 4 grams of AMR101 in patients with high triglycerides (>200 and <500mg/dL) who are on statin therapy. Patients in this trial are characterized as having high triglyceride levels, as outlined in the NCEP Guidelines, with mixed dyslipidemia (two or more lipid disorders). The primary endpoint in the trial is the percentage change in triglyceride level from baseline compared to placebo after 12 weeks of treatment. No prescription Omega-3 based drug, such as AMR101, is currently approved in the United States for treating high triglyceride levels in statin-treated patients who have mixed dyslipidemia. In December 2010, we announced that we completed patient enrollment and randomization with 702 patients enrolled and randomized to the 2 gram, 4 gram and placebo arms of the trial. We expect to announce top-line results from the ANCHOR trial in the second quarter of 2011.

We expect to submit a New Drug Application, or NDA, to the FDA in the third quarter of 2011 requesting approval to market and sell AMR101 for the indication being studied in the MARINE trial in the United States. Depending on the timing of the NDA and the results of the ANCHOR trial, we may elect to add the ANCHOR trial results to the NDA we are preparing. If the ANCHOR results are added to the NDA, the NDA would seek approval for the indication studied in the MARINE trial with the ANCHOR results either as a separate indication for use or referenced in the label as data supporting the safe use of AMR101 in the treatment of high triglyceride levels in statin-treated patients who have mixed dyslipidemia. In order to obtain a separate indication for AMR101 based on the ANCHOR trial results, the FDA requires that we have a clinical outcomes study substantially underway at the time of the NDA filing. The results of an outcomes study are not required for FDA approval of the broader indication and an outcomes study is not required for the indication being studied in the MARINE trial. Opportunities to market and sell AMR101 outside the United States are currently under evaluation.

In January 2011, we completed an equity offering from which we received approximately $98.7 million in proceeds, net of fees and transaction costs. Together with our cash balance of $31.4 million at December 31, 2010, we believe we have sufficient financial resources to enable us to file an NDA and begin commercial preparation of AMR101 regardless of the NDA submission strategy we choose.

For more information regarding our business, including our history and development, our pipeline of drug candidates and our collaboration efforts, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 16, 2011.

Amarin Corporation plc (formerly Ethical Holdings plc) is a public limited company listed in the United States on the NASDAQ Capital Market. Amarin was originally incorporated in England as a private limited company on March 1, 1989 under the Companies Act 1985, and re-registered in England as a public limited company on March 19, 1993.

Our registered office is located at 110 Cannon Street, London, EC4N 6AR, England. Our principal executive offices are located at First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland and our

telephone number is +353-1-6699-020. Our principal research and development facilities are located at 12 Roosevelt Avenue, Mystic, Connecticut 06355. Our website address is www.amarincorp.com. Information contained on, or accessible through, our website is not a part of this prospectus.

For additional information about our company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.” Additional information about us can be found on our website, at www.amarincorp.com, and in our periodic and current reports filed with the SEC. Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and online at www.sec.gov and our website at www.amarincorp.com.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “assume,” “intend,” “potential,” “continue” or other similar words or the negative of these terms. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and in our periodic filings with the SEC, incorporated by reference or included in this prospectus or any prospectus supplement. Accordingly, you should not place undue reliance upon these forward-looking statements. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, the timing of events and circumstances and actual results could differ materially from those projected in the forward looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our ability to maintain sufficient cash and other liquid resources to meet our operating and any debt service requirements;

•	the success of our research and development activities;

•

decisions by regulatory authorities regarding whether and when to approve our drug applications, as well as their decisions regarding labeling and other matters that could affect the commercial potential of our products;

•	the speed with which regulatory authorizations, pricing approvals and product launches may be achieved;

•	whether and when we will be able to enter into and consummate strategic collaborations with respect to our products or product candidates on acceptable terms;

•	the success with which developed products may be commercialized;

•	competitive developments affecting our products or product candidates, including generic and branded competition;

•

the effect of possible domestic and foreign legislation or regulatory action affecting, among other things, pharmaceutical pricing and reimbursement, including under Medicaid and Medicare in the United States, and involuntary approval of prescription medicines for over-the-counter use and the trend toward managed care and health care cost containment;

•	our ability to protect our patents and other intellectual property;

•	claims and concerns that may arise regarding the safety or efficacy of our products or product candidates;

•	governmental laws and regulations affecting our operations, including those affecting taxation; and

•	growth in costs and expenses.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus and incorporated herein by reference, including under the caption entitled “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by law, we do not assume any intent to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

DESCRIPTION OF SECURITIES

We or our selling security holders may offer our ordinary shares, each of which may be represented by one American Depositary Share, preference shares, each of which may be represented by one American Depositary Share, various series of senior or subordinated debt securities, warrants to purchase any such securities and any combination of these securities, individually or as units, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we or our selling security holders offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

Description of Ordinary Shares

In the following summary, a “shareholder” is the person registered in our register of members as the holder of the relevant securities. For those ordinary shares that have been deposited in our ADS facility pursuant to our deposit agreement with Citibank, N.A., Citibank or its nominee is deemed the shareholder.

Dividends

Holders of shares are entitled to receive such dividends as may be declared by the board of directors. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. To date there have been no dividends paid to holders of ordinary shares.

Any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to us. In addition, the payment by the board of directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute us as a trustee in respect thereof.

Rights in a Liquidation

Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation, subject to prior satisfaction of the claims of creditors and preferential payments to holders of outstanding Preference Shares.

Voting Rights

Voting at any general meeting of shareholders is by a show of hands, unless a poll is demanded. A poll may be demanded by:

•	the chairman of the meeting;

•	at least two shareholders entitled to vote at the meeting;

•	any shareholder or shareholders representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote at the meeting; or

•

any shareholder or shareholders holding shares conferring a right to vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

In a vote by a show of hands, every shareholder who is present in person or by proxy at a general meeting has one vote. In a vote on a poll, every shareholder who is present in person or by proxy shall have one vote for every share of which they are registered as the holder (provided that no shareholder shall have more than one vote on a show of hands notwithstanding that he may have appointed more than one proxy to vote on his behalf). The quorum for a shareholders’ meeting is a minimum of two persons, present in person or by proxy. To the extent the Articles of Association provide for a vote by a show of hands in which each shareholder has one vote, this differs from U.S. law, under which each shareholder typically is entitled to one vote per share at all meetings.

Unless otherwise required by law or the Articles of Association, voting in a general meeting is by ordinary resolution. An ordinary resolution is approved by a majority vote of the shareholders present at a meeting at which there is a quorum. Examples of matters that can be approved by an ordinary resolution include:

•	the election of directors;

•	the approval of financial statements;

•	the declaration of final dividends;

•	the appointment of auditors;

•	the increase of authorized share capital; or

•	the grant of authority to issue shares.

A special resolution or an extraordinary resolution requires the affirmative vote of not less than three-fourths of the eligible votes. Examples of matters that must be approved by a special resolution include modifications to the rights of any class of shares, certain changes to the Articles of Association, or our winding-up.

Capital Calls

The board of directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on his shares. If a call remains unpaid after it has become due and payable, and the fourteen days’ notice provided by the board of directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the board.

Limitations on Ownership

Under UK law and the Articles of Association, there are no limitations on the right of nonresidents of the United Kingdom or owners who are not citizens of the United Kingdom to hold or vote our ordinary shares.

Description of Preference Shares

The following description of our preference shares is only a summary of the general terms of the preference shares of any series that may be offered under this prospectus. We will prepare a prospectus supplement each time we or our selling security holders offer preference shares, which you should read carefully. The prospectus supplement relating to a series of preference shares or to securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our board of directors or an authorized committee adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will so provide, and the description of the preference shares of that series contained in the prospectus supplement will apply. In the following summary, a “holder” is the person registered in our register of members as the holder of the relevant securities. For those preference shares, if any, that are deposited in an American Depositary Receipt facility pursuant to a deposit agreement, that may be entered into (for additional details see “Description of American Depositary Shares”) with Citibank N.A., the depositary or its nominee is deemed the shareholder.

Our board of directors has the authority, without further action by shareholders, to issue preference shares of £0.05 per share in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preference shares, including dividend rights, conversion rights, voting rights, rights and terms of redemption, and liquidation preference, any or all of which may be greater than the rights of the ordinary shares.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preference shares of each series that we or our selling security holders offer under this prospectus and applicable prospectus supplements in the resolutions relating to that series. We will describe the terms of the series of preference shares we or our selling security holders are offering before the issuance of the related series of preference shares in a prospectus supplement. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preference shares on any securities exchange or market;

•

whether the preference shares will be convertible into our ordinary shares or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preference shares will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preference shares;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preference shares;

•	the relative ranking and preferences of the preference shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preference shares ranking senior to or on a parity with the series of preference shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preference shares.

If we or our selling security holders sell preference shares under this prospectus, the shares will be fully paid and non-assessable.

Our Articles of Association and English law provide that the holders of preference shares will have the right to vote separately as a class on any proposal involving changes that would adversely affect the powers, preferences, or special rights of holders of that series of preference shares.

Description of Debt Securities

This prospectus describes the general terms and provisions of the debt securities we or our selling security holders may offer under this prospectus. When we or our selling security holders offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We or our selling security holders may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or preference shares or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of ordinary shares or preference shares received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•

the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•

whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•

whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•

whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•

any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•

whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•

whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•

whether and under what circumstances the debt securities being offered are convertible into ordinary shares or preference shares, as the case may be, including the conversion price or rate or manner or calculation thereof;

•

the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•

the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•

any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium, or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•

exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

•

after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as permitted under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of Amarin relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;

•	default in making any sinking fund payment as required for any debt security of such series for five business days;

•

default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•	a default under any bond, debenture, note, mortgage, indenture or instrument:

(1)	having an aggregate principal amount of at least $30,000,000; or

(2)	under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Amarin or any significant subsidiary; and

•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, or Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium, or make-whole amount, or interest;

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;

•

reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Amarin and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied have been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•

to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium, or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

•

direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•

a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium, or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into ordinary shares or preference shares will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into ordinary shares or preference shares, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Description of Warrants

We or our selling security holders may offer warrants for the purchase of ordinary shares, each of which may be represented by one American Depositary Share, preference shares, each of which may be represented by one or more American Depositary Share, and/or senior or subordinated debt securities in one or more series, from time to time. We may issue warrants independently or together with ordinary shares, each of which may be represented by one American Depositary Share, preference shares, each of which may be represented by one American Depositary Share, and/or senior or subordinated debt securities, and the warrants may be attached to or separate from those securities.

If we or our selling security holders offer warrants, they will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we or our selling security holders offer warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of such ordinary shares, preference shares and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Description of American Depositary Shares

Citibank, N.A. acts as the depositary for our American Depositary Shares representing our ordinary shares. Citibank’s depositary offices are located at 388 Greenwich Street, 14th Floor, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts,” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is the London office of Citibank International plc, located at 25 Molesworth Street, Lewisham London SE 137 EX D, England.

We have appointed Citibank as depositary for our ADSs representing ordinary shares pursuant to a deposit agreement. A copy of the deposit agreement (including any amendments) is on file with the SEC under cover of a registration statement on Form F-6; you may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please refer to Registration Number 333-5946 when retrieving a copy of the deposit agreement.

We are providing you with a summary description of the material terms of the ADSs representing ordinary shares and of the material rights of owners of ADSs representing ordinary shares. We expect that the material terms of any ADSs representing preference shares and the material rights of owners of any ADSs representing preference shares will be similar to the material terms of the ADSs representing ordinary shares and the material rights of owners of ADSs representing ordinary shares, as provided in the following summary. A summary description of any differences in such material terms and material rights from the description set forth below will be included in a prospectus supplement. Please remember that summaries by their nature lack the precision of the information summarized and that a holder’s rights and obligations as an owner of ADSs will be determined by reference to the terms of the applicable deposit agreement and not by this summary. If you intend to hold ADSs, we urge you to review the applicable deposit agreement (including any amendments) in its entirety. Each ADS representing ordinary shares represents one ordinary share on deposit with the custodian and any ADS representing preference shares will represent one preference share on deposit with the custodian. An ADS will also represent any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

If you become an owner of ADSs, you will become a party to the applicable deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares and to the holders of preference shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name or through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank to determine what those procedures are. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, we will refer to you as the holder. When we refer to you, we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of a cash dividend or other cash distribution, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to English laws and regulations.

The conversion into U.S. dollars will take place only if this can be done on a reasonable basis, in the judgment of the depositary, and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property, such as undistributed rights, held by the custodian in respect of securities on deposit.

Distributions of Shares

Whenever we make a free distribution of shares for the securities on deposit with the custodian, we will deposit the applicable number of shares with the custodian. Upon receipt of a free distribution of ordinary shares or preference shares, the depositary will either distribute to holders new ADSs representing the ordinary shares or preference shares deposited with the custodian or modify the ratio of ADSs to ordinary shares or preference shares, in which case each ADS you hold will represent rights and interests in the additional ordinary shares or preference shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ratio of ADSs to ordinary shares or preference shares upon a distribution of ordinary shares or preference shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares or preference shares so distributed.

No such distribution of new ADSs will be made if it would violate the U.S. securities laws or other applicable law. If the depositary does not distribute new ADSs or change the ADS-to-share ratio as described above, it may sell the shares received and distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

In the event that we distribute rights to purchase additional ordinary shares or preference shares, the depositary will determine whether it is lawful and feasible to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and feasible to make the rights available to holders of ADSs. We may be required to provide certain documentation contemplated in the deposit agreement, such as opinions to address the lawfulness of the transaction. You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights.

The depositary will not distribute the rights to you if:

•	it is not lawful or feasible to distribute the rights;

•	we fail to deliver satisfactory documents to the depositary; or

•	it appears that the rights are about to lapse.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Other Distributions

If we distribute property other than cash, ordinary shares, rights to purchase additional ordinary shares, preference shares or rights to purchase additional preference shares and if we provide all of the documentation contemplated in the applicable deposit agreement, the depositary will distribute the property to the holders in a manner it deems equitable and practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

If in the opinion of the depositary a distribution is not feasible, it will not distribute the property to you and may sell the property with our reasonable approval. The depositary may deem a distribution not to be feasible if:

•	any amounts are required to be withheld for taxes or governmental charges;

•	any obligations arise under applicable securities laws or exchange control regulations or laws; or

•	there is any requirement that distributable securities be registered under the Securities Act or otherwise.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Changes Affecting Ordinary Shares and Preference Shares

The ordinary shares or preference shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or preference shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would represent the right to receive the property received or exchanged in respect of the ordinary shares or preference shares held on deposit. The depositary may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares or Preference Shares

The depositary may create ADSs on your behalf if you or your broker deposits ordinary shares or preference shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares or preference shares to the custodian. Your ability to deposit ordinary shares or preference shares and receive ADSs may be limited by U.S. and U.K. legal considerations applicable at the time of deposit. Neither ordinary shares nor preference shares will be accepted for deposit until the depositary receives evidence that there has been compliance with English currency exchange regulations. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares or preference shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	the ordinary shares or preference shares are validly issued, fully paid and non-assessable;

•	all preemptive rights, if any, with respect to such ordinary shares or preference shares have been validly waived or exercised;

•	you are duly authorized to deposit the ordinary shares or preference shares, as applicable; and

•	the ordinary shares or preference shares presented for deposit have not been stripped of any rights or entitlements.

In addition, unless you are depositing ordinary shares or preference shares in exchange for ADSs that are restricted ADSs, you will also be deemed to represent that the ordinary shares or preference shares presented for deposit are not restricted securities as defined in the deposit agreement.

Withdrawal of Shares upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares or preference shares at the custodian’s offices. Your ability to withdraw the ordinary shares or preference shares, as applicable, may be limited by U.S. and U.K. legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares or preference shares represented by your ADSs, you will be required to pay the depositary the fees for cancellation of ADSs and any charges and taxes payable in connection with the surrender and withdrawal. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares or preference shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

temporary delays that may arise because (i) the transfer books for the ordinary shares or preference shares, as applicable, or ADSs are closed, or (ii) ordinary shares or preference shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges would arise as a result of such withdrawal; or

•	restrictions may be imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs.

Restricted ADSs

Each holder depositing ordinary shares that constitute “restricted securities” (as defined in the deposit agreement) with the depositary will receive restricted ADSs pursuant to and in accordance with letter agreements between the depositary and us. We entered into these letter agreements to, inter alia, establish procedures for (i) the deposit of “restricted securities” with the depositary, (ii) the issuance by the depositary of restricted ADSs related to such restricted securities and (iii) the transfer or exchange of interests in the restricted ADSs, including the certifications and other requirements that will be required to affect such transactions under various circumstances.

Restricted ADSs may only be transferred or exchanged in accordance with the letter agreements. Except as set forth in the letter agreements and except as required by applicable law, restricted ADSs will have the same rights and obligations and will be treated as ADSs that are not “restricted ADSs” for all other purposes. Restricted ADSs may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from the registration requirements of the Securities Act.

Voting Rights

As a holder of ADSs representing ordinary shares, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described under the heading “Description of Securities—Ordinary Shares” in this prospectus. Holders of ADSs representing preference shares will generally have the right to instruct the depositary to exercise the voting rights for the preference shares represented by their ADSs. Holders of any series of preference shares will have voting rights, if any, fixed by our board of directors and described in the prospectus supplement relating to such series of preference shares. Our Articles of Association and English law provide that the holders of any series of preference shares will have the right to vote separately as a class on any proposal involving changes that would adversely affect the powers, preferences, or special rights of holders of such series of preference shares.

The depositary will mail to you any notice of shareholders’ meetings received from us, together with a statement that holders will be entitled to instruct the depositary to exercise the voting rights of the securities represented by ADSs, and information explaining how to give such instructions.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder’s ADSs in accordance with such voting instructions and the terms of the deposit agreement.

If poll voting is duly demanded and no instructions are received, the depositary will deem the holders to have granted a discretionary proxy to the person designated by us, unless we request otherwise. However, no discretionary proxy will be deemed granted for any proposition that:

•	involves the solicitation of opposing proxies or other substantial opposition; or

•	authorizes a merger, consolidation or other matter that may materially affect the rights and privileges of holders.

The depositary has agreed to appoint one or more representatives to vote at shareholders’ meetings either on a show of hands or a poll. In general, proxies may be voted only if a vote on a poll is duly demanded. See “Description of Securities—Ordinary Shares—Voting Rights” above. The depositary will not join in demanding a vote on a poll unless instructed by at least two holders of ADSs or holders of ADSs owning at least 10% of the voting interests of all holders having the right to vote at such meeting. If a poll is not demanded, the depositary shall follow the instructions of a majority in interest of the holders of ADSs who have instructed the depositary to vote.

Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations, the terms of our Articles of Association, and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, under the deposit agreement you will be required to pay the following service fees to the depositary:

Service	Fees
Issuance of ADSs	Up to 5¢ per ADS issued (or portion thereof)
Cancellation/Surrender of ADSs	Up to 5¢ per ADS canceled (or portion thereof)

As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges such as:

•

fees for the transfer and registration of ordinary shares or preference shares charged by the registrar and transfer agent for the ordinary shares or preference shares in England (i.e., upon deposit and withdrawal of ordinary shares or preference shares);

•	expenses incurred for converting foreign currency into U.S. dollars;

•	expenses for cable, telex and fax transmissions and for delivery of securities; and

•	taxes and duties upon the transfer of securities (i.e., when ordinary shares or preference shares are deposited or withdrawn from deposit).

We have agreed to pay certain other charges and expenses of the depositary. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes.

Amendments and Termination

We may agree with the depositary to modify the applicable deposit agreement at any time without your consent. We undertake to give holders three months’ prior notice of any modifications that would prejudice any substantial rights of the holders under the deposit agreement. We will not consider to be prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay.

You will be bound by the modifications to the applicable deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The applicable deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares or preference shares represented by your ADSs.

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination.

Upon termination of the applicable deposit agreement, withdrawal of the ordinary shares or preference shares and distributions to holders will occur as described below.

•

For a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the ordinary shares or preference shares represented by your ADSs and the delivery of all other property held by the depositary in respect of those ordinary shares or preference shares on the same terms as prior to the termination. During such six-month period the depositary will continue to collect all distributions received on the ordinary shares or preference shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs.

•

After the expiration of such six-month period, the depositary may sell the securities held on deposit. The depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in an unsegregated non-interest bearing escrow account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office at reasonable times, but solely for the purpose of communicating with other holders in the interest of business matters of our company or relating to the ADSs or the deposit agreement.

The depositary will maintain facilities in New York City to record and process the execution, delivery, registration, transfer and surrender of ADRs. These facilities may be closed from time to time when deemed expedient by the depositary, or at our request.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	we and the depositary are obligated only to use our best judgment and good faith in performing the duties specifically stated in the deposit agreement without negligence or bad faith;

•	the depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith;

•	we and the depositary will not be obligated to appear in, prosecute or defend any lawsuit or other proceeding unless satisfactory indemnity is provided against all expenses and liabilities; and

•

we and the depositary disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADRs, or any other person believed by either of us in good faith to be competent to give such advice or information.

Pre-Release Transactions

The depositary may, in certain circumstances, issue ADSs before receiving a deposit of ordinary shares or preference shares or release ordinary shares or preference shares before receiving ADSs. These transactions are commonly referred to as “pre-release transactions.” The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions, including the need to receive collateral, the type of collateral required, the representations required from brokers, etc. The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if in its judgment conversion can be made on a reasonable basis. The depositary will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the depositary determines that the foreign currency is not convertible on a reasonable basis, or if any required approvals are not obtainable or are not obtained within a reasonable period, the depositary may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•	distribute the foreign currency to holders for whom the distribution is lawful and practical; and

•	hold the foreign currency for the applicable holders for whom such conversion and distribution is not lawful and practicable.

CERTAIN MATERIAL U.K. TAX CONSIDERATIONS

Capital Gains

If you are not resident or ordinarily resident in the United Kingdom (“UK”) for UK tax purposes, you will not be liable for UK tax on capital gains realized or accrued on the sale or other disposition of ordinary shares or ADSs unless the ordinary shares or ADSs are held in connection with your trade carried on in the UK through a branch or agency and the ordinary shares or ADSs are or have been used, held or acquired for the purposes of such trade or such branch or agency.

An individual holder of ordinary shares or ADSs who ceases to be resident or ordinarily resident in the UK for UK tax purposes for a period of less than 5 years and who disposes of ordinary shares or ADSs during that period may also be liable on returning to the UK for UK capital gains tax despite the fact that the individual may not be resident or ordinarily resident in the UK at the time of the disposal.

Inheritance Tax

If you are an individual domiciled in the United States and are not a national of the UK for the purposes of the Inheritance and Gift Tax Treaty 1978 between the United States and the UK, any ordinary shares or ADS beneficially owned by you will not generally be subject to UK inheritance tax on your death or on a gift made by you during your lifetime, provided that any applicable United States federal gift or estate tax liability is paid, except where the ordinary share or ADS is part of the business property of your UK permanent establishment.

Where the ordinary shares or ADSs have been placed in trust by a settlor who, at the time of the settlement, was domiciled in the United States and not a national of the UK, the ordinary shares or ADSs will not generally be subject to UK inheritance tax.

Stamp Duty and Stamp Duty Reserve Tax

Transfer of ADSs

No UK stamp duty will be payable on an instrument transferring an ADS or on a written agreement to transfer an ADS provided that the instrument of transfer or the agreement to transfer is executed and remains at all times outside the UK. Where these conditions are not met, the transfer of, or agreement to transfer, an ADS could, depending on the circumstances, attract a charge to ad valorem stamp duty at the rate of 0.5% of the value of the consideration.

No stamp duty reserve tax will be payable in respect of an agreement to transfer an ADS, whether made in or outside the UK.

Issue and Transfer of Ordinary Shares

Except in relation to persons whose business is or includes the issue of depositary receipts or the provision of clearance services or their nominees (whose particular circumstances are not considered further in this report), the issue of ordinary shares by Amarin will not give rise to a charge to UK stamp duty or stamp duty reserve tax.

Transfers of ordinary shares, as opposed to ADSs, will attract ad valorem stamp duty at the rate of 0.5% of the amount or value of the consideration. A charge to stamp duty reserve tax, at the rate of 0.5% of the amount or value of the consideration, will arise on an agreement to transfer ordinary shares. The stamp duty reserve tax is payable on the seventh day of the month following the month in which the charge arises. Where an instrument of transfer is executed and duly stamped before the expiry of a period of six years beginning with the date of that agreement, any stamp duty reserve tax that has not been paid ceases to be payable.

Taxation of Dividends

Under UK law, there is no withholding tax on dividends.

CERTAIN MATERIAL IRISH TAX CONSIDERATIONS

The summary only applies to U.S. Holders that legally and beneficially hold their ordinary shares or ADSs evidenced by ADRs as capital assets (i.e. investments) and does not address special classes of holders including, but not limited to, dealers in securities, insurance companies, pension schemes, employee share ownership trusts, collective investment undertakings, charities, tax-exempt organizations, financial institutions and close companies, each of which may be subject to special rules not discussed below.

Solely for the purposes of this summary of Irish Tax Considerations, a “U.S. Holder” means a holder of ordinary shares or ADSs evidenced by ADRs that (i) beneficially owns the ordinary shares or ADSs registered in their name; (ii) is resident in the United States for the purposes of the Ireland-United States Double Taxation Convention, or the Treaty; (iii) in the case of an individual holder, is not also resident or ordinarily resident in Ireland for Irish tax purposes; (iv) in the case of a corporate holder, is not a resident in Ireland for Irish tax purposes and is not ultimately controlled by persons resident in Ireland; and (v) is not engaged in any trade or business and does not perform independent personal services through a permanent establishment or fixed base in Ireland.

For Irish taxation purposes, and for the purposes of the Treaty, U.S. Holders of ADSs will be treated as the owners of the underlying ordinary shares represented by such ADSs.

Taxation of Dividends

We do not expect to pay dividends in the foreseeable future. Should we begin paying dividends, such dividends will generally be subject to dividend withholding tax, or DWT, in Ireland at the standard rate of income tax (currently 20%). Where DWT applies, we will be responsible for withholding such tax at source.

Dividends paid by us to U.S. Holders of ordinary shares or ADSs evidenced by ADRs will be exempt from DWT if, prior to the payment of such dividends, the recipient U.S. Holder delivers to us a declaration, a certificate of residency and, in the case of U.S. Holders that are corporations, an auditor’s certificate, each in the form prescribed by the Irish Revenue Commissioners.

Where DWT is withheld from dividend payments to U.S. Holders of ordinary shares or ADSs evidenced by ADRs, such U.S. Holders can apply to the Irish Revenue Commissioners claiming a full refund of DWT paid by filing a declaration, a certificate of residency and, in the case of U.S. Holders that are corporations, an auditor’s certificate, each in the form prescribed by the Irish Revenue Commissioners.

The DWT rate applicable to U.S. Holders is reduced to 5% under the terms of the Treaty for corporate U.S. Holders holding 10% or more of our voting shares, and to 15% for other U.S. Holders. While this will, subject to the application of Article 23 of the Treaty, generally entitle U.S. Holders to claim a partial refund of DWT from the Irish Revenue Commissioners, U.S. Holders will, in most circumstances, likely prefer to seek a full refund of DWT under Irish domestic legislation.

Capital Gains on Disposals of Ordinary Shares or ADSs

U.S. Holders will not be subject to Irish capital gains tax, or CGT, on the disposal of ordinary shares or ADSs provided that such ordinary shares or ADSs are quoted on a stock exchange at the time of disposition. A stock exchange for this purpose includes, among others, the Irish Stock Exchange, or ISE, or NASDAQ. While it is our intention to continue the listing of ADSs on NASDAQ, no assurances can be given in this regard.

If, for any reason, our ADSs cease to be listed on NASDAQ, U.S. Holders will not be subject to CGT on the disposal of their ordinary shares or ADSs provided that the ordinary shares or ADSs do not, at the time of the disposal, derive the greater part of their value from land, buildings, minerals, or mineral rights or exploration rights in Ireland.

Irish Capital Acquisitions Tax

A gift or inheritance of ordinary shares or ADSs will come within the charge to Irish capital acquisitions tax if either:

(i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor); or

(ii) the ordinary shares or ADSs are regarded as property situated in Ireland (i.e. if the ordinary shares or ADSs are physically located in Ireland or if the register of the ordinary shares or ADSs is maintained in Ireland).

On the basis that the ordinary shares or ADSs should not be regarded as property situated in Ireland (given that the registers are not maintained in Ireland), a gift or inheritance of the ordinary shares or ADSs should only come within the charge to Irish capital acquisitions tax based on the residency of the disponer and donee.

Irish Stamp Duty

No Irish stamp duty or capital duty should arise on the issue or transfer for cash of ordinary shares or ADSs on the basis that such transactions do not relate to Irish stocks or securities of an Irish registered company.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of ordinary shares or ADSs by a U.S. Holder (as defined below). This summary applies to you only if you hold ordinary shares or ADSs as a capital asset. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, which is referred to herein as the Code, regulations promulgated under the Code and administrative rulings and judicial decisions as in effect on the date of this prospectus, all of which are subject to change, possibly with retroactive effect, and to differing interpretations, which could result in U.S. federal income tax considerations different from those summarized below.

This summary is general in nature and does not address the effects of any state or local taxes, or the tax consequences in jurisdictions other than the United States. In addition, it does not address tax consequences that may be relevant to you in your particular circumstances, including alternative minimum tax consequences, nor does it apply to you if you are a holder with a special status, such as:

•	a person that owns, or is treated as owning under certain ownership attribution rules, 10% or more of the voting power of Amarin;

•	a broker, dealer or trader in securities or currencies;

•	a bank, mutual fund, life insurance company or other financial institution;

•	a tax-exempt organization;

•	a qualified retirement plan or individual retirement account;

•	a person that holds ordinary shares or ADSs as part of a straddle, hedge, constructive sale or other integrated transaction for tax purposes;

•	a partnership, S corporation or other pass-through entity;

•	an investor in a partnership, S corporation or other pass-through entity;

•	a person who received ordinary shares or ADSs in connection with the performance of services; and

•	a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

This summary does not address the U.S. federal income tax considerations with respect to non-U.S. Holders arising from the acquisition, ownership and disposition of ordinary shares or ADSs. A “non-U.S. Holder” is a beneficial owner of ordinary shares or ADSs that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds ordinary shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner of a partnership that owns or may acquire ordinary shares or ADSs should consult the partner’s tax advisor regarding the specific tax consequences of the acquisition and ownership of ordinary shares or ADSs.

YOU SHOULD CONSULT YOUR OWN ADVISOR REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND ADSS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

U.S. Holders

The following discussion applies to you if you are a “U.S. Holder.” For purposes of this discussion, a “U.S. Holder” is any beneficial owner of an ordinary share or ADS that is:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or,

•

a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes, or (2) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control.

Distributions

Subject to the discussion under “—Passive Foreign Investment Company,” below, the gross amount of distributions, if any, payable on ordinary shares and ADSs generally would be treated as dividend income to the extent paid out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). A U.S. Holder would be required to include the amount of such distribution in gross income as a dividend (without reduction for any income tax withheld from such distribution). Because Amarin does not maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should assume that any distribution by Amarin with respect to the ordinary shares and ADSs will constitute ordinary dividend income.

Amarin, which is incorporated under the laws of England and Wales, believes that it qualifies as a resident of Ireland for purposes of the Convention between the Government of the United States of America and the Government of Ireland, entered into force on December 17, 1997, as amended and currently in force, which is referred to herein as the U.S.-Irish Tax Treaty, although there can be no assurance in this regard. Subject to the discussion under “—Passive Foreign Investment Company,” below, if the U.S.-Irish Tax Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain significant holding period and other requirements are met. Under current law, dividends that are qualified dividend income will generally be taxed at preferential rates.

U.S. Holders generally may claim the amount of Irish withholding tax withheld either as a deduction from gross income or as a credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Generally, the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. The amount of a distribution with respect to the ordinary shares or ADSs that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Irish income tax purposes, potentially resulting in a reduced foreign tax credit for the U.S. Holder. Each U.S. Holder should consult its own tax advisors regarding the foreign tax credit rules.

The amount of a distribution paid to a U.S. Holder of ordinary shares or ADSs in foreign currency generally will be equal to the U.S. dollar value of such distribution based on the exchange rate applicable on the date of receipt. A U.S. Holder that does not convert foreign currency received as a distribution into U.S. dollars on the date of receipt generally will have a tax basis in such foreign currency equal to the U.S. dollar value of such foreign currency on the date of receipt. Such a U.S. Holder generally will recognize ordinary income or loss on the subsequent sale or other taxable disposition of such foreign currency (including an exchange for U.S. dollars).

Sale or Other Disposition of Ordinary Shares or ADSs

Subject to the discussion under “—Passive Foreign Investment Company,” below, in general, if you sell or otherwise dispose of ordinary shares or ADSs in a taxable disposition:

•

you will recognize gain or loss equal to the difference (if any) between the U.S. dollar value of the amount realized on such sale or other taxable disposition and your adjusted tax basis in such ordinary shares or ADSs;

•

any gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the ordinary shares or ADSs sold or otherwise disposed of is more than one year at the time of such sale or other taxable disposition; and,

•

any gain or loss will generally be treated as U.S.-source income for U.S. foreign tax credit purposes, although special rules apply to U.S. Holders who have a fixed place of business outside the United States to which this gain is attributable.

Under current law, long-term capital gains of individual taxpayers are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

If you are a cash basis taxpayer who receives foreign currency in connection with a sale or other taxable disposition of ordinary shares or ADSs, the amount realized will be based on the U.S. dollar value of the foreign currency received with respect to such ordinary shares and ADSs, as determined on the settlement date of such sale or other taxable disposition.

If you are an accrual basis taxpayer who receives foreign currency in a sale or other taxable disposition of ordinary shares or ADSs, you generally may elect the same treatment required of cash basis taxpayers with respect to a sale or other taxable disposition of such ordinary shares or ADSs, provided the election is applied consistently from year to year. The election may not be changed without the consent of the Internal Revenue Service. If you are an accrual basis taxpayer and do not elect to be treated as a cash basis taxpayer (pursuant to the U.S. Treasury Regulations applicable to foreign currency transactions) for this purpose, you would recognize a foreign currency gain or loss for U.S. federal income tax purposes to the extent of differences between the U.S. dollar value of the foreign currency received on the date of the sale (or other taxable disposition) of ordinary shares or ADSs and the settlement date. Any such currency gain or loss generally will be treated as ordinary income or loss and would be in addition to gain or loss, if any, recognized on the sale (or other taxable disposition) of such ordinary shares or ADSs.

Passive Foreign Investment Company

PFIC Rules Generally. U.S. Holders of ordinary shares and ADSs should be aware that each of Amarin and certain of its subsidiaries could constitute a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. The application of these factors depends upon our financial results for the year, which are beyond our ability to predict or control, and the application of the relevant rules is subject to legal and factual uncertainties. While we cannot provide any assurance that we are, are not, or will or will not be, a PFIC now or in the future, we believe it prudent to assume that we may be classified as a PFIC now or in future years.

In general terms, Amarin will be a PFIC for any tax year in which either (i) 75% or more of its gross income is passive income (the “income test”) or (ii) the average percentage, by fair market value, of its assets that produce or are held for the production of passive income is 50% or more (the “asset test”). “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

If Amarin is a PFIC for any year, subject to the discussion of QEF and mark-to-market elections below, a U.S. taxpayer who disposes or is deemed to dispose of an ordinary share or ADS at a gain or who receives a distribution treated as an “excess distribution” on an ordinary share or ADS generally would be required to allocate such gain and distribution ratably to each day in the U.S. taxpayer’s holding period for the ordinary share or ADS in question.

The portion of any excess distributions including gains, which are treated for all purposes as excess distributions allocated to the current tax year or to a year prior to the first year in which Amarin was a PFIC would be includible as ordinary income in the current tax year. In contrast, the portion of any excess distributions allocated to the first year in the U.S. Holder’s holding period in which Amarin was a PFIC and any subsequent year or years (excluding the current year) would be taxed at the highest marginal rate applicable to ordinary income for each year (regardless of the U.S. Holder’s actual marginal rate for that year and without reduction by any losses or loss carryforwards) and would be subject to interest charges to reflect the value of the U.S. federal income tax deferral.

In accordance with the rules above, if Amarin is or was a PFIC at any time during the U.S. Holder’s holding period, none of the gain recognized on the sale or other disposition of an ordinary share or ADS would be eligible for the preferential long-term capital gains rate. In addition, dividends generally will not be qualified dividend income if in the year of payment or the preceding year Amarin is a PFIC.

Certain elections may sometimes be used to reduce the adverse impact of the PFIC rules on U.S. Holders (“qualifying electing fund” (“QEF”) and “mark-to-market” elections), but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income.

QEF Election. The rules described above for excess distributions would not apply to a U.S. Holder if the U.S. Holder makes a timely QEF election for the first taxable year of the U.S. Holder’s holding period for ordinary shares or ADSs during which Amarin is a PFIC and Amarin complies with specified reporting requirements. A timely QEF election for a taxable year generally must be made on or before the due date (as may be extended) for filing the taxpayer’s U.S. federal income tax return for the year. A U.S. Holder who makes a QEF election generally must report on a current basis a pro rata share of Amarin’s ordinary earnings and net capital gain for any taxable year in which Amarin is a PFIC, whether or not those earnings or gains are distributed. A U.S. Holder who makes a QEF election must file a Form 8621 with its annual income tax return. For U.S. Holders who seek to make a QEF election, with respect to our ordinary shares or ADSs, Amarin will make available an information statement that will contain the necessary information required for making a QEF election and permit such U.S. Holders access to certain information in the event of an audit by the U.S. tax authorities.

If a U.S. Holder does not make a QEF election for the first taxable year of the U.S. Holder’s holding period for ordinary shares or ADSs during which Amarin is a PFIC, the QEF election will not be treated as timely and the adverse tax regime described above would apply to dispositions of or excess distributions on the ordinary shares or ADSs. In such case, a U.S. Holder may make a deemed sale election whereby the U.S. Holder would be treated as if the U.S. Holder had sold the ordinary shares or ADSs in a fully taxable sale at fair market value on the first day of such taxable year in which the QEF election takes effect. Such U.S. Holder would be required to recognize any gain on the deemed sale as an excess distribution and pay any tax and interest due on the excess distribution when making the deemed sale election. The effect of such further election would be to restart the U.S. Holder’s holding period in the ordinary shares or ADSs, subject to the QEF regime, and to purge the PFIC status of such ordinary shares or ADSs going forward.

Mark-to-Market Election. If Amarin is or becomes a PFIC, a U.S. Holder of ordinary shares or ADSs may elect to recognize any gain or loss on ordinary shares or ADSs on a mark-to-market basis at the end of each taxable year, so long as the ordinary shares and ADSs, respectively, are regularly traded on a qualifying exchange. The mark-to-market election under the PFIC rules is an alternative to the QEF election. A U.S. Holder who makes a mark-to-market election generally must recognize as ordinary income all appreciation inherent in the U.S. Holder’s investment in ordinary shares or ADSs on a mark-to-market basis and may recognize losses inherent in such ordinary shares or ADSs only to the extent of prior mark-to-market gain recognition. The income and deductions entailed by the mark-to-market regime will increase and decrease the U.S. Holder’s adjusted basis in its ordinary shares or ADSs. Upon a sale or other disposition of ordinary shares or ADSs that have been marked-to-market, any gain recognized will be treated as ordinary income. The mark-to-market election must be made by the due date (as may be extended) for filing the U.S. Holder’s federal income tax return for the first year in which the election is to take effect. Whether or not the mark-to-market election is available will depend on whether the ordinary shares or ADSs are regularly traded on a qualifying exchange and Amarin cannot provide assurance that the ordinary shares or ADSs will be considered “regularly traded” (which determination is based on the volume of trading of the ordinary shares or ADSs) for all years in which Amarin may be a PFIC.

Rules for Lower-Tier PFIC Subsidiaries. Special adverse rules apply to U.S. Holders of ordinary shares or ADSs for any year in which Amarin is a PFIC and has a non-U.S. subsidiary that is also a PFIC (a “lower-tier PFIC”). If Amarin is or becomes a PFIC and a U.S. Holder does not make a QEF election (as described above) in respect of any lower-tier PFIC, the U.S. Holder could incur liability for the deferred tax and interest charge described above if (i) Amarin receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or (ii) the U.S. Holder disposes of all or part of its ordinary shares or ADSs. A QEF election that is made for ordinary shares or ADSs will not apply to a lower tier PFIC, although a separate QEF election may be made with respect to a lower-tier PFIC. For U.S. Holders who seek to make a QEF election, with respect to our ordinary shares or ADSs, Amarin will make available an information statement that will contain the necessary information required for making a QEF election and permit such U.S. Holders access to certain information in the event of an audit by the U.S. tax authorities. For U.S. Holders that make a mark-to-market election for Amarin, if available, no such election may be made with respect to the stock of lower-tier PFIC that a U.S. Holder is treated as owning if such stock is not marketable. Hence, the mark-to-market election will not be effective to eliminate a U.S. Holder’s liability for the deferred tax and interest charge described above with respect to deemed dispositions of lower-tier PFIC stock or distributions from a lower-tier PFIC.

Reporting. A U.S. Holder’s ownership of ordinary shares or ADSs in a PFIC generally must be reported by filing Form 8621 with the U.S. Holder’s annual U.S. federal income tax return. Every U.S. Holder who is a shareholder in a PFIC must file an annual report containing the information required by the Internal Revenue Service.

Estate Planning. Special adverse rules that impact certain estate planning goals could apply to ordinary shares and ADSs if Amarin is a PFIC.

Tax Advice. The PFIC rules are extremely complex, and U.S. Holders are urged to consult their own tax advisers regarding the potential tax consequences of Amarin being classified as a PFIC.

Recent Legislative Developments

Newly enacted legislation requires certain U.S. Holders that are individuals, estates or trusts to pay up to an additional 3.8% tax on dividends and capital gains for taxable years beginning after December 31, 2012. In addition, new legislation requires certain U.S. Holders who are individuals that hold certain foreign financial assets to report information relating to such assets, subject to certain exceptions. Failure to provide such information could result in significant additional taxes and penalties. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this legislation on acquisition, ownership and disposition of ordinary shares or ADSs.

U.S. Information Reporting and Backup Withholding

U.S. Holders of ordinary shares and ADSs may be subject to information reporting and may be subject to backup withholding on distributions on ordinary shares and ADSs or on the proceeds from a sale or other disposition of ordinary shares and ADSs paid within the United States. Payments of distributions on, or the proceeds from the sale or other disposition of ordinary shares and ADSs to or through a foreign office of a broker generally will not be subject to backup withholding, although information reporting may apply to those payments in certain circumstances. Backup withholding will generally not apply, however, to a U.S. Holder who:

•

furnishes a correct taxpayer identification number and certifies that the U.S. Holder is not subject to backup withholding on IRS Form W-9, Request for Taxpayer Identification Number and Certification (or substitute form); or

•	is otherwise exempt from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS in a timely manner.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by us under this prospectus. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes which include, but are not limited to, funding development and, if approved, the commercialization of our product candidates and to discover additional product candidates. We may also use a portion of the net proceeds to pay off outstanding indebtedness, if any, and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

We will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown. As of the date of this prospectus, we have no preference shares outstanding and we did not declare or pay any dividends on preference shares for the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preference share dividends are the same as the ratios of earnings to fixed charges presented below.

	Year Ended December 31,
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges (1)	$—	$—	$—	$—	$—

(1)	Earnings were not sufficient to cover fixed charges and approximately equal to the net loss of $28,021,000, $45,847,000, $18,489,000, $30,606,000 and $249,589,000 for the years ended December 31, 2006, 2007, 2008, 2009 and 2010, respectively. For this reason, no ratios are provided for these periods.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to English law with respect to the validity of certain of the offered securities will be passed upon for the issuer by K&L Gates LLP (registered in England). Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Amarin Corporation plc’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Amarin Corporation plc and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and (2) express an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2010;

2.	Our Current Reports on Form 8-K filed with the SEC on January 6, 2011 and January 11, 2011;

3.	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 19, 1993, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to Investor Relations of Amarin Corporation plc, c/o Amarin Pharma, Inc., Mystic Packer Building, 12 Roosevelt Avenue, Mystic, Connecticut 06355; telephone: (860) 572-4979. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus is qualified in its entirety by such other information.

We are subject to the informational requirements of the Securities Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Additionally, we make these filings available, free of charge, on our website at www.amarincorp.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.

*        *        *

AMARIN CORPORATION PLC

Ordinary Shares

Ordinary Shares, in the form of American Depositary Shares

Preference Shares

Preference Shares, in the form of American Depositary Shares

Debt Securities

Warrants

PROSPECTUS

March 28, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses payable by us in connection with this offering are as follows:

Amount
Securities and Exchange Commission Registration Fee	*
Accountants’ Fees and Expenses	**
Legal Fees and Expenses	**
Miscellaneous	**

Total Expenses	**

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors.

Except as set forth below, there is no provision of the Company’s Articles of Association or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

Article 192 of the Company’s Articles of Association provides:

192	Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every Director, Secretary and officer of the Company and every director, secretary and officer of each Associated Company shall be indemnified out of the assets of the Company against:

(a)	any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company other than:

(i)	any liability to the Company or any Associated Company; and

(ii)	any liability incurred by him to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); and

(iii)	any liability incurred by him:

(A)	in defending criminal proceedings in which he is convicted;

(B)	in defending any civil proceedings brought by the Company, or an Associated Company in which judgement is given against him;

(C)	in connection with the application made under sections 661(3) or (4) or section 1157 of the 2006 Act (or until such time as such provisions come into effect, sections 144(3) or (4) or section 727 of the 1985 Act) in which the court refuses to grant him relief, where, in any case, the conviction, judgement or refusal of relief (as the case may be) has become final, and

(b)	any other liability incurred by or attaching to him in the actual or purported performance and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

192.1	Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes, the Company may:

(a)	provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him:

(i)	in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company; or

(ii)	in connection with an application for relief under the provisions referred to in sections 661(3) or (4) or section 1157 of the 2006 Act (or until such time as such provisions come into effect sections 144(3) or (4) or section 727 of the 1985 Act); and

(b)	do anything to enable him to avoid incurring such expenditure, provided always that any loan made or liability incurred under any transaction connected with anything done pursuant to this Article 192.1 shall be repaid or (as the case may be) discharged in the event of such director being convicted or judgement being given against him in the proceedings or the court refusing to grant him relief on the application and by not later than the date:

(i)	when the conviction becomes final; or

(ii)	the date when the judgement becomes final; or

(iii)	the date when the refusal of relief becomes final.

192.2	Subject to the provisions of, and far as may be permitted by and consistent with, the Statutes, the Company may:

(a)	provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company; and

(b)	do anything to enable him to avoid incurring such expenditure.

192.3	Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every director of any Trustee Company shall be indemnified out of the assets of the Company against any liability incurred in connection with the activities of the Trustee Company as a trustee of any occupational pension scheme of which it is a trustee other than any liability of the kind referred to in section 235(3) of the 2006 Act. For the purposes of this Article 192.3:

(a)	“Trustee Company” means a company (being the Company or an Associated Company) that is a trustee of an occupational pension scheme; and

(b)	“occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 that is established under a trust.

192.4	For the purposes of Article 192:

(a)	“Associated Company” means a company which is associated with the Company within the meaning of section 256 of the 2006 Act;

(b)	where a director is indemnified against any liability, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto;

(c)	a conviction, judgement, or refusal of relief becomes final if:

(i)	not appealed against, at the end of the period for bringing an appeal; or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(d)	an appeal is disposed of if:

(i)	it is determined and the period for brining any further appeal has ended; or

(ii)	if it is abandoned or otherwise ceases to have effect.

In addition, U.K. companies can obtain liability insurance for directors and can also pay directors’ legal costs if they are successful in defending legal proceedings.

The Company has entered into deeds of indemnification with directors or formers directors including William Hall, Srinivas Akkaraju, Dr. John Climax, James Healy, Dr. Bill Mason, Dr. Simon Kukes, Dr. Michael Walsh, Manus Rogan, Rick Stewart, Eric Aguiar, Carl Gordon, Lars Ekman, Thomas Lynch, Anthony Russell-Roberts, Dr. Joseph Anderson, Joseph Zakrzewski, Kristine Peterson and Jan van Heek. The Company has entered into deeds of indemnification with officers, former officers or members of senior management including Conor Dalton, Dr. Declan Doogan, Paul Duffy, John Thero, Alan Cooke, Tom Maher, Paresh Soni, Frederick W. Ahlholm and Paul Huff.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, the Company acknowledges that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.	Exhibits.

See the Exhibit Index set forth on page II-9 of this registration statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dublin, Ireland, on March 28, 2011.

AMARIN CORPORATION PLC

By:	/S/ JOHN F. THERO
John F. Thero, President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Amarin Corporation plc, hereby severally constitute and appoint Joseph S. Zakrzewski, John F. Thero and Frederick Ahlholm, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN F. THERO John F. Thero	President (Principal Financial Officer)	March 28, 2011

/s/ JOSEPH S. ZAKRZEWSKI Joseph S. Zakrzewski	Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	March 28, 2011

/s/ FREDERICK AHLHOLM Frederick Ahlholm, CPA	Vice President Finance (Principal Accounting Officer)	March 28, 2011

/s/ JOSEPH ANDERSON Joseph Anderson, Ph.D.	Director	March 28, 2011

/s/ JAMES I. HEALY James I. Healy, M.D., Ph.D.	Director	March 28, 2011

/s/ MANUS ROGAN Manus Rogan, Ph.D.	Director	March 28, 2011

/s/ CARL L. GORDON Carl L. Gordon, Ph.D., CFA	Director	March 28, 2011

/s/ LARS G. EKMAN Lars G. Ekman, M.D., Ph.D.	Director	March 28, 2011

/s/ JAN VAN HEEK Lars Ekman	Director	March 28, 2011

/s/ KRISTINE PETERSON Kristine Peterson	Director	March 28, 2011

/s/ JOHN F. THERO John F. Thero	Authorized Representative in the U.S.	March 28, 2011

AMARIN CORPORATION PLC

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

3.1	Articles of Association of Amarin Corporation plc (1)

4.1	Form of Ordinary Share Certificate (2)

4.2	Form of American Depositary Receipt evidencing ADSs (3)

4.3	Form of Deposit Agreement, dated as of March 29, 1993, among Amarin Corporation plc, Citibank, N.A., as Depositary, and all holders from time to time of the American Depositary Receipts issued thereunder (4)

4.4	Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of the American Depositary Receipts issued thereunder (5)

4.5	Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002 among the Company, Citibank N.A., as depositary, and all holders from time to time of the American Depositary Receipts issued thereunder (6)

4.6	Form of Indenture for Senior Debt Securities

4.7	Form of Senior Debt Security (included in Exhibit 4.6 hereto)

4.8	Form of Indenture for Subordinated Debt Securities

4.9	Form of Subordinated Debt Security (included in Exhibit 4.8 hereto)

4.10	Form of Preference Share Certificate*

4.11	Form of Warrant Agreement*

4.12	Form of Warrant Certificate*

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of K&L Gates LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.3	Consent of K&L Gates LLP (filed as part of Exhibit 5.2)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended**

*	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed, if necessary, separately under the electronic form type 305B2.
(1)	Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-3, filed with the Securities and Exchange Commission on November 10, 2010.
(2)	Incorporated herein by reference to Exhibit 2.4 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2002, filed with the Securities and Exchange Commission on April 24, 2003.
(3)	Incorporated by reference to Exhibit (a)(i) to the Company’s Registration Statement on Form F-6, File No. 333-171573 filed with the Securities and Exchange Commission on January 6, 2011.
(4)	Incorporated herein by reference from the Company’s Registration Statement on Form F-1, File No. 33-58160, filed with the Securities and Exchange Commission on February 11, 1993.
(5)	Incorporated herein by reference to Exhibit (a)(i) to the Company’s Registration Statement on Post-Effective Amendment No. 1 to Form F-6, File No. 333-5946, filed with the Securities and Exchange Commission on October 8, 1998.
(6)	Incorporated herein by reference to Exhibit (a)(ii) to the Company’s Registration Statement on Post-Effective Amendment No. 2 to Form F-6, File No. 333-5946, filed with the Securities and Exchange commission on September 26, 2002.